EXHIBIT 1

                             JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a Statement on Schedule 13D (including amendments thereto) with respect to the common stock, $0.0005 par value per share, of Catalytica Energy Systems, Inc., a Delaware corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by Rule 13d-1(k)(l)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Joint Filing may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

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
MORGAN STANLEY DEAN WITTER & CO.                    MORGAN STANLEY CAPITAL PARTNERS III, INC.


By: /s/ Peter R. Vogelsang                          By: /s/ Peter R. Vogelsang
    --------------------------                          --------------------------
    Name: Peter R. Vogelsang                            Name: Peter R. Vogelsang
    Title: Authorized Signatory                         Title: Secretary



MSCP III, LLC                                       MORGAN STANLEY CAPITAL PARTNERS III, L.P.

By: Morgan Stanley Capital Partners III, Inc.,      By: MSCP III, LLC,
    as Member                                           as General Partner

                                                    By: Morgan Stanley Capital Partners III, Inc.,
By: /s/ Peter R. Vogelsang                              as Member
    --------------------------
    Name: Peter R. Vogelsang
    Title: Secretary
                                                    By: /s/ Peter R. Vogelsang
                                                        --------------------------
                                                        Name: Peter R. Vogelsang
                                                        Title: Secretary



MSCP III 892 INVESTORS, L.P.                        MORGAN STANLEY CAPITAL INVESTORS, L.P.

By: MSCP III, LLC,                                  By: MSCP III, LLC,
    as General Partner                                  as General Partner

By: Morgan Stanley Capital Partners III, Inc.,      By: Morgan Stanley Capital Partners III, Inc.,
    as Member                                           as Member


By: /s/ Peter R. Vogelsang                          By: /s/ Peter R. Vogelsang
    --------------------------                          --------------------------
   Name: Peter R. Vogelsang                           Name: Peter R. Vogelsang
   Title: Secretary                                   Title: Secretary

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